UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2011
Date of Report (Date of earliest event reported)

Marine Drive Mobile Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-145879	68-0676667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1278 Indiana #301, San Francisco, California 94107
(Address of Principal Executive Offices)

(415) 839-1055
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01   Completion of Acquisition or Disposition of Assets.

On October 3, 2011 (the “Closing Date”), Marine Drive Mobile Corp. (the “Company”), completed the acquisition of the outstanding membership interests of I Like A Deal, LLC, a Nevada limited liability company (“ILAD”), pursuant to the terms of the Membership Interests Purchase Agreement, dated August 26, 2011 (the “Purchase Agreement”), between the Company, ILAD and ILAD’s members (the “Selling Members”).  ILAD runs an integrated website that allows users to find the “best of the best” deals locally and nationally on a daily basis including automotive, active life, education, food, fitness, hotel, restaurants, shopping, among others, by selling coupons for discounted products and services.

Pursuant to the terms of the Purchase Agreement, the Company issued 1,000,000 shares of its common stock (the “Shares”) to the Selling Members in exchange for one hundred percent (100%) of the issued and outstanding membership interests of ILAD.  The Shares will be held in escrow pursuant to the terms of the Purchase Agreement, such that fifty percent (50%) of the Shares will be released from escrow twelve months from the Closing Date and the remainder of the Shares will be released twenty-four months from the Closing Date.  As additional consideration for the outstanding membership interests of ILAD, the Company issued to the Selling Members warrants to purchase 100,000 shares of common stock of the Company.  The warrants will be exercisable at a price equal to sixty percent (60%) of the closing price of the Company’s common stock as reported by NASDAQ on the Closing Date (“Closing Market Price”) for the first twelve months from the Closing Date and at the Closing Market Price for the second twelve months from the Closing Date. In addition, if the Company achieves at least $10,000,000 in gross sales, the Company will make a one-time earnout payment to the Selling Members of $100,000.

Andrew Strauss, one of the Selling Members, is the Company’s Chief Technical Officer.  Mr. Strauss held fifty percent (50%) of the outstanding membership interests of ILAD.  In determining the purchase price for the outstanding membership interests of ILAD, the Company considered, among other things, the consideration terms of comparable transactions, the value of ILAD to the Company’s business and the cost of strategic alternatives available to the Company.

Section 8 - Other Events

Item 8.01   Other Events.

On September 30, 2011, the Board of Directors of the Company adopted a Code of Ethics for the Company.  The Code of Ethics covers a wide range of ethical standards for all directors, officers and employees.  A copy of the Code of Ethics is attached hereto as Exhibit 14.1.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The audited financial statements of ILAD required pursuant to this Item 9.01(a) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

                (b)           Pro Forma Financial Information

The pro forma financial information required pursuant to this Item 9.01(b) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d)

Exhibit No.	Exhibit Description:
2.1	Membership Interests Purchase Agreement, dated August 26, 2011 (incorporated by reference from registrant’s Current Report on Form 8-K, filed on August 29, 2011)
14.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Drive Mobile Corp.

Date: October 6, 2011	By:	/s/ J. Colin MacDonald
Name: J. Colin MacDonald
Title: President